                                                               EXHIBIT (2)(A)(4)

                              ARTICLES OF AMENDMENT
                                       OF
                               THE THAI FUND, INC.

     THE THAI FUND, INC., a Maryland corporation (hereinafter called the
"Corporation") having its principal office in the City of Baltimore, State of
Maryland, hereby certifies to the State Department of Assessments and Taxation
of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by inserting after
Section 5 of Article EIGHTH the following:

     Section 6. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law
     (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Section 6 shall adversely affect the right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

     SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

     THIRD: The Board of Directors of the Corporation adopted a resolution declaring advisable the foregoing amendment to the charter and directing submission of such amendment for consideration at the Annual Meeting of
Stockholders of the Corporation. The stockholders of the Corporation subsequently approved such amendment to the charter by the affirmative vote of a majority of all the votes entitled to be cast on the amendment made herein.

     IN WITNESS WHEREOF, THE THAI FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its
Assistant Secretary on this 25th day of May, 1989.

                                        THE THAI FUND, INC.

                                        By: /s/ Warren J. Olsen
                                            ------------------------------------
                                            Warren J. Olsen
                                            President

ATTEST:

/s/ Kathryn R. McKenna
-------------------------------------
Kathryn R. McKenna
Assistant Secretary

     THE UNDERSIGNED President of THE THAI FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the same to be the corporate act of said

corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

May 25, 1989

                                        /s/ Warren J. Olsen
                                        ----------------------------------------
                                        Warren J. Olsen
                                        President